Exhibit 10.3

EXECUTION VERSION

FIRST AMENDMENT TO MERGER AGREEMENT

THIS FIRST AMENDMENT TO MERGER AGREEMENT (this “Amendment”) is made and entered into effective as of March 17, 2025, by and among Vireo WH Merger Sub Inc. (“Merger Sub”), Vireo Growth Inc., a British Columbia corporation (“Parent”), and WholesomeCo, Inc., a Delaware corporation (the “Company”). Each of the Merger Sub, Parent, and the Company are referred to herein as a “Party” and collectively as the “Parties”.

BACKGROUND

Reference is made to that certain Agreement and Plan of Merger, by and among the Parties and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the representative, agent and attorney-in-fact of the Stockholders, dated as of December 18, 2024 (the “Agreement”). The Parties desire to amend the Agreement as set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

For good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:

(a)	Amendments to Article I.

i.	The definition of “Aggregate E-Commerce Earn-Out Amount” is hereby deleted in its entirety and replaced as follows:

““Aggregate E-Commerce Earn-Out Amount” means an amount equal to the greater of (a) $37,500,000 or (b) the sum of (i) (A) five (5) multiplied by (B) the E-Commerce Earn-Out Revenue Amount minus (ii)

$4,000,000.”

ii.	The definition of “Closing Date Option Share Number” is hereby deleted in its entirety and replaced as follows:

““Closing Date Option Share Number” means the total number of shares of Arches capital stock subject to outstanding (and not otherwise forfeited) Arches Options, and any shares of Arches capital stock issued upon the exercise of any such Arches Options, in each case determined as of the Closing Date.”

iii.	The definition of “Closing Option Percentage” is hereby deleted in its entirety and replaced as follows:

““Closing Option Percentage” means the quotient, stated as a percentage, of (a) the total number of shares of Arches capital stock subject to all outstanding Arches Options, and any shares of Arches capital stock issued upon the exercise of any such Arches Options, divided by (b) the sum of (i) the total number of issued and outstanding shares of Arches capital stock, plus (ii) the total number of shares of Arches capital stock subject to all outstanding Arches Options, in each case, determined as of the Closing.”

iv.	The definition of “Earn-Out Period Option Share Number” is hereby deleted in its entirety and replaced as follows:

““Earn-Out Period Option Share Number” means the total number of shares of Arches capital stock subject to outstanding (and not otherwise forfeited) Arches Options, and any shares of Arches capital stock issued upon the exercise of such Arches Options, in each case determined as of the last day of the E-Commerce Earn-Out Measurement Period; provided that the Earn-Out Period Option Share Number shall not include any shares of Arches capital stock subject to outstanding (and not otherwise forfeited) Arches Options that are issued after the Closing, or any shares of Arches capital stock issued upon the exercise of such Arches Options.”

(b)	Amendment to Section 2.08(d). Section 2.08(d) of the Agreement is hereby deleted in its entirety and replaced as follows:

“(d) The conversion of the shares of Merger Sub issued and outstanding as of immediately prior to the Merger into a share of the common stock, par value $0.001 per share, of the Surviving Corporation pursuant to Section 2.08(a) above shall be effected in full consideration for Parent issuing the Parent Shares in connection with the Closing Share Payment, any payments to Dissenting Shareholders, and paying down the Indebtedness and any unpaid Transaction Expenses pursuant to and in accordance with the terms and conditions of this Agreement, and the parties hereto acknowledge and agree that such conversion constitutes full and adequate consideration for the issuance of the Parent Shares and the payments by Parent described above.”

2. Miscellaneous. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect. The terms of Article 11 of the Agreement shall apply to this Amendment, as applicable, as if fully set forth herein.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed effective as of the day and year first set forth above.

MERGER SUB:

VIREO WH MERGER SUB INC.

By:	/s/ Amber Shimpa
Name: Amber Shimpa
Title: President

PARENT:

VIREO GROWTH INC.

By:	/s/ John Mazarakis
Name: John Mazarakis
Title: Chief Executive Officer

THE COMPANY:

WHOLESOMECO, INC.

By:	/s/ Christopher Jeffery
Name: Christopher Jeffery
Title: Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]